UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2021

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-09810		54-1701843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard,	Mechanicsville	Virginia	23116
(Address of principal executive offices)			(Zip Code)

Post Office Box 27626, Richmond, Virginia			23261-7626
(Mailing address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 24, 2021, Owens & Minor, Inc. (the “Company”) issued a press release regarding its financial results for the year ended December 31, 2020. The Company is furnishing the press release attached hereto as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, the Company issued a press release announcing that its Board of Directors (the “Board”) has elected two directors, Aster Angagaw and Stephen W. Klemash (the “Elected Directors”), to serve on the Board effective March 1, 2021. The Board has not yet appointed any of the Elected Directors to serve on any Committees of the Board.

The Board has determined that each of the Elected Directors qualifies as an independent director under New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. There are no family relationships between any of the Elected Directors and any director or executive officer of the Company or any related party transactions involving any of the Elected Directors and the Company. There is no arrangement or understanding between any of the Elected Directors and any other person pursuant to which any of the Elected Directors were selected as a director.

The Elected Directors will participate in our non-employee director compensation program, which currently consists of an annual cash retainer and an annual grant of restricted stock pro-rated for time of service on the Company’s Board prior to the Company’s 2021 Annual Meeting of Shareholders.

A copy of the Company’s press release announcing the events described above is attached hereto as Exhibit 99.3 and is incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 1, 2021, and prior to the election of the Elected Directors as described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 2.2 of Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”) to increase the size of the Board from eight directors to ten directors. Additionally, the Board approved amendment of the Bylaws to make the universal change from “chairman” to “chair” therein. This summary of the Bylaws is qualified in its entirety by the specific language of the Bylaws which are filed as an Exhibit to this Report.

Item 7.01	Regulation FD Disclosure.

On February 24, 2021, the Company posted an earnings presentation on the Investor Relations section of its website. The Company is furnishing the earnings presentation attached hereto as Exhibits 99.2 pursuant to Item 7.01 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Amended and Restated Bylaws of the Company effective March 1, 2021
99.1	Press Release issued by the Company on February 24, 2021 announcing fourth quarter and fiscal 2020 results
99.2	Earnings Presentation dated February 24, 2021
99.3	Press release issued by the Company on February 24, 2021 announcing the election of Aster Angagaw and Stephen W. Klemash
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: February 24, 2021	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary